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                                                                   EXHIBIT 99.1


  MICROSOFT AND CITYSEARCH ENTER BROAD-SCALE RELATIONSHIP INCLUDING ACQUISITION
              OF ENTERTAINMENT CITY GUIDE PORTION OF MSN SIDEWALK
  MSN EXPANDS DISTRIBUTION OF MSN YELLOW PAGES AND MSN BUYING GUIDES; CITYSEARCH
       BECOMES PREMIER PROVIDER OF LOCAL ENTERTAINMENT, ONLINE TICKETING AND
                              PERSONALS FOR MSN


     REDMOND, WASH., AND PASADENA, CALIF. -- JULY 19, 1999 -- Microsoft Corp. (Nasdaq "MSFT") and Ticketmaster Online-CitySearch (Nasdaq "TMCS") today announced a broad, long-term relationship in which Microsoft has agreed to sell the entertainment city guide portion of MSN-TM- Sidewalk-Registered Trademark-to TMCS for a combination of TMCS stock and warrants. At the same time, Microsoft will focus on MSN commerce, extending its MSN Yellow Pages, MSN Buying Guides and MSN shopping services. TMCS will develop a special version of its CitySearch local arts and entertainment city guide service to be delivered to consumers through a newly created MSN local channel and through the current "MSN Entertainment" channel on MSN.com.

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     Under the terms of the agreements, Microsoft will take an initial 9 percent stake in Ticketmaster Online-CitySearch that could go as high as 13 percent with warrant exercise, becoming the largest external shareholder of the company excluding USA Networks Inc. (Nasdaq "USAI").

     The agreement between Microsoft and TMCS enables both companies to focus and further develop Internet strategies that are core to their individual businesses. MSN will strengthen its services to give consumers and businesses tools for communicating and conducting commerce online. For example, MSN will deepen its efforts to develop a leading Yellow Pages service, which will allow advertisers to target consumers when they're ready to buy.

     Under the deal, CitySearch expands distribution of its leading city guide services by becoming the exclusive provider of arts and entertainment city guides and the primary provider of online ticketing and personals on the Microsoft MSN Network, and CitySearch will also gain distribution on WebTV-Registered Trademark-. Through the acquisition of the arts and entertainment portion of MSN Sidewalk, TMCS accelerates the rollout of the CitySearch city guides to a national audience, expanding from 33 cities to 77 cities worldwide. This deal is expected to increase the reach of TMCS's current properties by more than 40 percent.

     "MSN is focused on building content and services that map directly to what our consumer and business customers are looking for from the Internet," said Matt Kursh, business unit manager of MSN. "Our relationship with CitySearch helps us as we focus on those initiatives that are core to our future, such as bringing consumers and businesses together for extended communications and commerce opportunities. We're confident


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CitySearch will complement our strategy by delivering fantastic local entertainment services to our consumers."

     "We think that this is a terrific deal for both companies and for the consumers and merchants we serve," said Charles Conn, CEO of Ticketmaster Online-CitySearch. "It will allow us to more quickly reach our city expansion goals, to add a high-quality distribution relationship with MSN, and ultimately to better help our consumers get things done locally."

MSN AND TMCS TEAM TO DELIVER LOCAL CHANNEL ON MSN

     On the heels of the introduction of new channels MSN Health and MSN Careers, MSN builds expanded local programming into the network through a new local channel on MSN.com. The new channel, scheduled to be available this fall at http://www.msn.com/, will feature localized content and transactional services for consumers and businesses nationwide. CitySearch will play a key role in developing content for the new channel, such as information on leisure activities, event ticketing, places to go and other local information. The new MSN channel will also feature localized services including those previously branded under Sidewalk, such as MSN Yellow Pages, MSN Buyer's Guides, as well as Microsoft Services including, MSN CarPoint-TM-, MSN HomeAdvisor-TM- and MSNBC news.

     Ticketmaster Online-CitySearch will deliver substantial entertainment and leisure content and programming across MSN and the WebTV Network-TM-. TMCS will offer a direct link to Ticketmaster Online under the new "Buy Event Tickets" section on MSN.com. This will allow MSN users to purchase online event tickets for more than

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250,000 Ticketmaster events annually. In addition, Match.Com, a service of
TMCS, will become the premier provider of online personals and matchmaking services on MSN. The relationship between MSN and TMCS marks one the deepest distribution agreements to date for the two companies, bringing event ticketing, career services and entertainment content to consumers and businesses across the MSN and Ticketmaster Online-CitySearch sites.

TERMS OF RELATIONSHIP

     Under the terms of the agreements, Ticketmaster Online-CitySearch will pay Microsoft 7 million TMCS Class B common shares, valued at approximately $240 million, and 4.5 million warrants to acquire Class B shares. Three million of the warrants have an initial exercise price of $30 per share. One and a half million of the warrants have a fixed exercise price of $60 per share. This transaction is subject to regulatory approvals and other closing conditions.

ABOUT MSN

     MSN is a network of services, located on the Web at MSN.COM (http://msn.com/), that helps people easily stay in touch with friends and colleagues, make smart and secure purchasing decisions, and get more done. MSN offers award-winning e-mail functionality; personal communications services; wireless services information; customizable access to news; popular sites for travel, investing, automotive services, shopping and more; an online community; a Web search engine and directories; and top-rated Internet access.


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ABOUT TICKETMASTER ONLINE-CITYSEARCH

     Ticketmaster Online-CitySearch (Nasdaq "TMCS") is a leading provider of practical tools for living that make the Internet an indispensable part of people's everyday lives. The TMCS family of Web sites includes CitySearch local city guides (www.citysearch.com), Ticketmaster Online (www.ticketmaster.com), CityAuction (www.cityauction.com), Match.Com (www.match.com), and LiveDaily (www.livedaily.com). TMCS has also agreed to add One & Only Network (www.oneandonly.com) to the TMCS family later this summer. Combined, these Web sites provide information and facilitate widespread local transactions to help people save time and money in their local communities. TMCS is located in Pasadena, Calif.

ABOUT MICROSOFT

     Founded in 1975, Microsoft (Nasdaq "MSFT") is the worldwide leader in software for personal computers. The company offers a wide range of products and services for business and personal use, each designed with the mission of making it easier and more enjoyable for people to take advantage of the full power of personal computing every day.


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Microsoft, MSN, WebTV Network, CarPoint and HomeAdvisor are either registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries.
Ticketmaster Online-CitySearch is the owner or licensee of its name and logo trademarks and service marks.
Other product and company names herein may be trademarks of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This press release contains forward-looking statements about Ticketmaster Online-CitySearch, Inc. (the "Company"), including those concerning its future product plans. These forward-looking statements involve risks and uncertainties. The Company's actual results could differ materially from these statements. Among the risks and uncertainties that could adversely affect the Company's actual results are: the limited operating history and early development stage of the Company; the absence of history of Ticketmaster Online as an independent company; the Company's lack of profitability and anticipation of continued losses; the Company's dependence on its relationship with Ticketmaster Corporation; control of the Company by USA Networks, Inc.; the potential for conflicts of interest; the fact that the license agreement between USA Networks, Ticketmaster Corporation and the Company is subject to certain limitations that are contained therein;
possible future sales of the Company's securities by USA Networks, Inc.;
company integration risks; the Company's dependence on increased ticket sales; the Company's future capital needs and the uncertainty of additional


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financing; the unpredictability and potential fluctuations in future revenues and operating results. Investors are encouraged to read the risks and uncertainties detailed in the Company's filing with the Securities and Exchange Commission on Form S-1

FOR MORE INFORMATION, PRESS ONLY:
  Samantha Steinwinder, Shandwick International for Microsoft, (425) 452-5419;
          ssteinwinder@shandwick.com
  Nancy Scott Lyon, Ticketmaster Online-CitySearch, (626) 660-2530;
          nancy_lyon@citysearch.com
  Sara Strickland, Ticketmaster Online-CitySearch, (626) 660-2758;
          sara@citysearch.com


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